Exhibit 99.1

Turning Point Brands Announces Pricing of $250,000,000 of 5.625% Senior Secured Notes due 2026

LOUISVILLE, KY. (February 3, 2021) Turning Point Brands, Inc. (“TPB” or the “Company”) (NYSE:  TPB), a manufacturer, marketer and distributor of branded consumer products, today announced that is has priced its previously announced private offering (the “Offering”) of $250 million aggregate principal amount of its 5.625% senior secured notes due 2026 (the “Notes”). The Notes are to be sold at an issue price of 100.000% of the principal amount, will bear interest at a rate of 5.625% and will mature on February 15, 2026.  The Notes will be TPB’s senior secured obligations and will be guaranteed on a senior secured basis by each of TPB’s wholly-owned domestic subsidiaries (except for certain specified subsidiaries).

The sale of the Notes to the initial purchasers is expected to settle on February 11, 2021, subject to customary closing conditions, and is expected to result in approximately $245 million in net proceeds to the Company after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company. TPB intends to use the proceeds from the Offering (i) to repay all obligations under and terminate its existing term loan and revolving credit facility, (i) to pay related fees, costs, and expenses and (iii) for general corporate purposes. The closing of the Offering is subject to customary conditions.

TPB also previously announced that in connection with the Offering it intends to enter into a new $25 million senior secured revolving credit facility (the “Revolving Credit Facility”). The Offering is not conditioned on the entry into the Revolving Credit Facility.

The Notes and the related guarantees are being offered to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. Accordingly, the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws.  Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements.  Any forward-looking statement made by TPB in this press release speaks only as of the date hereof.  New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it.  TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.  Factors that could cause these differences include, but are not limited to:

•	declining sales of tobacco products, and the expected continuing decline of sales, in the tobacco industry overall;

•	our dependence on a small number of third-party suppliers and producers;

•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;

•	our business may be damaged by events outside of our suppliers’ control, such as the impact of epidemics (e.g., coronavirus), political upheavals, or natural disasters;

•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;

•	failure to maintain consumer brand recognition and loyalty of our customers;

•	substantial and increasing U.S. regulation;

•	regulation of our products by the FDA, which has broad regulatory powers;

•	our products are subject to developing and unpredictable regulation, for example, current court action moving forward certain substantial Pre Market Tobacco Application obligations;

•	some of our products contain nicotine, which is considered to be a highly addictive substance;

•	uncertainty related to the regulation and taxation of our NewGen products;

•	possible significant increases in federal, state and local municipal tobacco- and vapor-related taxes;

•	possible increasing international control and regulation;

•	our reliance on relationships with several large retailers and national chains for distribution of our products;

•	our amount of indebtedness;

•	the terms of the indenture governing the Notes and the Revolving Credit Facility, which may restrict our current and future operations;

•	intense competition and our ability to compete effectively;

•	uncertainty and continued evolution of markets containing our NewGen products;

•	significant product liability litigation;

•	the scientific community’s lack of information regarding the long-term health effects of certain substances contained in some of our products;

•	requirement to maintain compliance with master settlement agreement escrow account;

•	competition from illicit sources;

•	our reliance on information technology;

•	security and privacy breaches;

•	contamination of our tobacco supply or products;

•	infringement on or misappropriation of our intellectual property;

•	third-party claims that we infringe on or misappropriate their intellectual property;

•	failure to manage our growth;

•	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;

•	the effect of the COVID-19 pandemic on our business;

•	fluctuations in our results;

•	exchange rate fluctuations;

•	adverse U.S. and global economic conditions;

•	sensitivity of end-customers to increased sales taxes and economic conditions;

•	failure to comply with certain regulations;

•	departure of key management personnel or our inability to attract and retain talent;

•	imposition of significant tariffs on imports into the U.S.;

•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;

•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;

•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;

•	our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or mergers; and

•	our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors;

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic core brands Zig-Zag® and Stoker’s®, and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America in addition to certain websites.

Contact:
Robert Lavan, Senior Vice President, CFO
ir@tpbi.com (502) 774-9238